Sub-Item 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

333-208542, 811-23121

Investment Advisory Agreement for Protective Life Dynamic Allocation Series – Conservative Portfolio, is incorporated herein by reference to Exhibit (d)(1) to Pre-Effective Amendment No. 1 to Clayton Street Trust registration statement on Form N-1A, filed on April 5, 2016; accession number 0001193125-16-529754 (File No. 333-208542).

Investment Advisory Agreement for Protective Life Dynamic Allocation Series – Moderate Portfolio, is incorporated herein by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to Clayton Street Trust registration statement on Form N-1A, filed on April 5, 2016; accession number 0001193125-16-529754 (File No. 333-208542).

Investment Advisory Agreement for Protective Life Dynamic Allocation Series – Growth Portfolio, is incorporated herein by reference to Exhibit (d)(3) to Pre-Effective Amendment No. 1 to Clayton Street Trust registration statement on Form N-1A, filed on April 5, 2016; accession number 0001193125-16-529754 (File No. 333-208542).